Exhibit 10.8

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July 31, 2007 (the “Closing Date”), by and among VoIP, Inc., a Texas corporation (the “Company”), and the subscribers identified on the signature pages hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $200,000 (the “Aggregate Principal Amount”) of principal amount of promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Class A common stock, $0.001 par value (the “Common Stock”), at a per share conversion price set forth in the Note (“Conversion Price”); share purchase warrants (the “Warrants”), in the form annexed hereto as Exhibit B, to purchase shares of Common Stock (the “Warrant Shares”); Coupon Demand Notes (the “Coupon Notes”) in the form annexed hereto as Exhibit C; and shares of common stock (the “Closing Shares”). The Notes, the shares of Common Stock issuable upon conversion of the Notes (the “Shares”), the Warrants, the Warrant Shares, the Coupon Notes, and the Closing Shares are collectively referred to herein as the “Securities”; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. Aggregate Purchase Price. The aggregate purchase price for the Notes (the “Aggregate Purchase Price”) shall equal the result of (x) divided by (y), where (x) equals the Aggregate Principal Amount and (y) equals 1.00.

2. Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto and Warrants as described in Section 3 of this Agreement. The Aggregate Purchase Amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall be $200,000 in exchange for $200,000 cash, representing the Aggregate Purchase Price. The Company acknowledges receipt of the Aggregate Purchase Price ($200,000 cash) on or about June 4, 2007.

3. Warrants. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers. A Warrant for the purchase of 1.75 Warrant Shares will be issued for each Share which would be issued on each Closing Date assuming the conversion of all of the Notes issued on the Closing Date at the Conversion Price in effect on the Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be equal to $0.08. The Warrants shall be exercisable until three years after the Closing Date.

4. Coupon Demand Notes. On the Closing Date, the Company will issue and deliver to the Subscribers a coupon demand note, with principal equal to 10% of the Aggregate Purchase Price.

5. Common Stock. Within five days of the Closing Date, the Company will issue and deliver to the Subscribers one share of the Company’s common stock, par value $0.001 per share, for every dollar of the Aggregate Purchase Price.

6. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-K for the year ended December 31, 2006 and all periodic reports filed with the Commission thereafter, but not later than five business days before the Closing Date (hereinafter referred to as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(e) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(f) Purchase of Securities. On the Closing Date, the Subscriber will purchase the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Securities for any minimum amount of time.

(g) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. For so long as Subscriber holds Notes, the Subscriber will not maintain a net short position in the Common Stock contrary to applicable rules and regulations. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(h) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(i) Warrants Legend. The Warrants shall bear the following or similar legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(j) Note Legend. The Note shall bear the following legend:

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(k) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(m) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(n) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(o) Survival. The foregoing representations and warranties shall survive the Closing Date until three years after the Closing Date.

7. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that except as set forth in the Reports and as otherwise qualified in the Transaction Documents:

(a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports.

(b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c) Authority; Enforceability. This Agreement, the Notes, the Coupon Notes, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and Subsidiaries (as the case may be) and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

8.1. Conversion of Note.

(a) Upon the conversion of a Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof, the Company shall take all necessary action to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.

(b) Subscriber will give notice of its decision to exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 15(a) of this Agreement. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date.

c) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

8.2. Change of Control. In the event of a change of control transaction, defined as a third party acquiring greater than 50% in voting rights in one or a series of related transactions), the Subscriber may elect to have a Note redeemed by the Company at its face value plus all accrued interest. The Company shall satisfy the redemption request in cash or registered common shares at the Company’s option.

8.3. Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may waive the conversion limitation described in this Section 8.3, in whole or in part, upon and effective after 61 days prior written notice to the Company to increase such percentage to up to 9.99%. The Subscriber may decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% or up to 9.99% ownership position as described above.

8.4. Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be adjusted as described in this Agreement, the Notes and Warrants.

9. Finder’s Fee / Loan Fees.

(a) Finder’s Fee. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except as described in Section 9(b) below.

(b) Placement Agent Fees. The Company shall pay placement agent fees consisting of a cash fee of 10% of the Aggregate Purchase Price, plus warrants to purchase up to 10% of the Warrant Shares that may be purchased under this Subscription Agreement (see the Placement Agent Agreement attached hereto as Exhibit D).

10. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

 (a) Use of Proceeds. The proceeds of the Offering will be employed by the Company for general corporate purposes, including growth and capital initiatives and research and development.

 (b) Confidentiality/Public Announcement. The terms of the Offering are confidential, and none of the terms shall be disclosed to anyone who is not a prospective purchaser of the securities contemplated herein, an officer or director of the Company or their agent, adviser or legal counsel, unless required by law. (It is acknowledged that a Form 8-K disclosure will likely be required.)

11. Covenants of the Company and Subscriber Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of the Shares.

12.1. Registration Rights. The Company shall use its best efforts to file a Registration Statement (“Registration Statement”) on Form S-3 (or an alternative available form if the Company is not eligible to file a Form S-3) covering the Shares, the Warrant Shares, the Closing Shares, and the Placement Agent Warrant Shares (“Registrable Securities”) no later than ninety (90) days after the closing of financing in the amount of $20.0 million or more (“Closing”), and use its best efforts to have the Registration Statement declared effective within one hundred and eighty (180) days after the Closing (or within two hundred (200) days after the Closing if the Registration Statement receives a “full review” from the Securities and Exchange Commission).

12.2 Piggyback Registration. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to any of the registration rights listed above, or a registration on Form S-4 or S-8 or any successor or similar forms), and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will include in such registration all Registrable Securities, subject only to earlier existing registration commitments unless waivers are obtained.

12.3. Non-Registration Liquidated Damages. In the event the Registration Statement has not been filed within one hundred and twenty (120) days of the Closing or declared effective within one hundred and eighty (180) days of the Closing (or within two hundred (200) days of the Closing if the Registration Statement receives a “full review” from the Securities and Exchange Commission), the Company shall pay to the Subscribers liquidated damages equal to 1.5% of the Aggregate Purchase Price for each subsequent 30-day period, up to a maximum of 18.0% of the Aggregate Purchase Price.

13. Additional Agreements.

(a) Right of First Offer. For any equity or equity linked private financing consummated within twelve (12) months after the Closing Date, the Subscribers shall have a pro-rata right to purchase all or part of the private financing. The Subscribers shall have five (5) trading days to respond to a signed and accepted term sheet by the Company. This Right of First Offer will not apply in connection with (i) as a result of the exercise of options or warrants or conversion of convertible notes or amounts which are granted, issued or accrue pursuant to this Agreement; (ii) as has been described in the reports or other written information filed with the Securities and Exchange Commission or delivered to the Subscribers prior to the Closing Date; (iii) full or partial consideration in connection with a strategic merger, consolidation, or purchase of substantially all of the securities or assets of a corporation or other entity; (iv) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital; (v) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist, provided such options are granted with exercise prices at least equal to the closing price of the Common Stock on the grant dates; and (vi) the Company’s public offering of securities (collectively the foregoing are “Excepted Issuances”).

(b) Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time Notes are outstanding and, in the case of the Warrants, for as long as both Notes and Warrants are outstanding, the Company shall issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Shares, Warrants, or Warrant Shares, then the Conversion Price on outstanding principal and the Warrant exercise price on outstanding warrants shall be reduced to such other lower issue price. The Subscriber is granted the registration rights described in Section 12 hereof in relation to the additional shares of Common Stock which may be issuable as the result of the adjusted Conversion Price except that the Filing Date and Effective Date vis-à-vis such additional common shares shall be, respectively, the 90th and 180th day after the closing date giving rise to the requirement to adjust the Conversion Price.

(c) Maximum Exercise of Rights. In the event the exercise of the rights described in Section 13(a) or 13(b) would or could result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 8.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 8.3 of this Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

14. Security Interest. The Subscribers will be granted a security interest in all the assets of the Company pursuant to a “Security Agreement,” a form of which is annexed here to as Exhibit E.

15. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: VoIP, Inc., 151 So. Wymore Road, Suite 3000, Altamonte Springs, FL 32714, Attn: Anthony Cataldo, CEO, telecopier: (407) 389-3233, with a copy by telecopier only to: Baratta, Baratta & Aidala LLP, 597 Fifth Avenue, New York, NY 10017, Attn: Joseph A. Baratta, Esq., telecopier: (212) 750-8297, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Florida or in the federal courts located in Seminole County. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

VOIP, INC.
a Texas corporation

By:	/s/ Robert Staats
Name: Robert Staats
Title: Chief Accounting Officer

Dated: July 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE	AGGREGATE PRINCIPAL AMOUNT
NATHAN ZACK 411 South Old Woodward Avenue, #928 Birmingham MI 48009	$100,000.00	$100,000.00

/s/ Nathan Zack
(Signature) By: Nathan Zack

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

VOIP, INC.
a Texas corporation

By:	/s/ Robert Staats
Name: Robert Staats
Title: Chief Accounting Officer

Dated: July 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE	AGGREGATE PRINCIPAL AMOUNT
GHT ASSOCIATES LLC 500 Griswold Street, 10th Floor Detroit MI 48226	$100,000.00	$100,000.00

/s/ Gary Torgow
(Signature) By: Gary Torgow, Manager

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Warrant

Exhibit C	Form of Coupon Note

Exhibit D	Form of Placement Agent Agreement

Exhibit E	Form of Security Agreement